EXHIBIT 24.2

SUBSTITUTION OF
POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that I, Gary S. Loffredo, in the exercise of a power vested in me by the directors and officers of Access Integrated Technologies, Inc., by virtue of the authority given me in the Power of Attorney of Access Integrated Technologies, Inc., dated June 16, 2008 (the “Power of Attorney”), which is attached hereto as Annex A, do hereby substitute and appoint Brian D. Pflug, to perform all and singular the acts and things which I as attorney-in-fact am in the Power of Attorney authorized to perform.

IN WITNESS WHEREOF, the undersigned has executed this Substitution of Power of Attorney as of June 26, 2008.

 /s/ Gary S. Loffredo
Gary S. Loffredo

Annex A

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints A. Dale Mayo and Gary S. Loffredo, and each of them individually, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to this Report together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to this Report and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, notices, communications, reports, instruments, agreements and other documents as may be necessary or appropriate in connection therewith and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE(S)	TITLE(S)	DATE

/s/ A. Dale Mayo	President, Chief Executive Officer	June 16, 2008
A. Dale Mayo	and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Kevin J. Farrell	Senior Vice President - Facilities	June 16, 2008
Kevin J. Farrell	and Director

/s/ Gary S. Loffredo	Senior Vice President - General Counsel,	June 16, 2008
Gary S. Loffredo	Secretary and Director

/s/ Brian D. Pflug	Senior Vice President - Accounting	June 16, 2008
Brian D. Pflug	and Finance (Principal Financial & Accounting Officer)

/s/ Wayne L. Clevenger	Director	June 16, 2008
Wayne L. Clevenger

/s/ Gerald C. Crotty	Director	June 16, 2008
Gerald C. Crotty

/s/ Robert Davidoff	Director	June 16, 2008
Robert Davidoff

/s/ Matthew W. Finlay	Director	June 16, 2008
Matthew W. Finlay

/s/ Robert E. Mulholland	Director	June 16, 2008
Robert E. Mulholland